UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 12, 2006
Reynolds American Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644

(State or other Jurisdiction or Incorporation	(Commission File Number)	(IRS Employer Identification No.)
or Organization)
401 North Main Street,
Winston-Salem, NC 27101

(Address of Principal Executive Offices)(Zip Code)
(336) 741-2000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     On April 25, 2006, Reynolds American Inc. (“RAI”) announced that it had entered into an agreement to acquire a to-be-formed holding company that will own Conwood Company, L.P., Conwood Sales Company, L.P., Rosswil LLC and Scott Tobacco LLC. (the “Conwood Companies”). In connection with proposed financing of the acquisition, on May 12, 2006, RAI plans to disclose non-public material information about RAI and the Conwood Companies to certain parties. RAI is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. The information contained in Exhibit 99.1 shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. In addition, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of RAI’s filings, whether made before or after the date hereof, regardless of any general incorporation language in such filings.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Disclosure regarding Reynolds American Inc. in connection with the financing of its acquisition of the Conwood Companies, dated May 12, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2006	REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III Title: Senior Vice President, Deputy General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Disclosure regarding Reynolds American Inc. in connection with the financing of its acquisition of the Conwood Companies, dated May 12, 2006.